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                                                                   EXHIBIT 10.31


                             FORM OF AMENDMENT TO
               THE MEDAPHIS EMPLOYEES' RETIREMENT SAVINGS PLAN


     THIS AMENDMENT is made on the _____ day of _____________, 1997, by MEDAPHIS CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Primary Sponsor");

     WHEREAS, the Primary Sponsor established by indenture dated June 30, 1991, the Medaphis Corporation Employees' Retirement Savings Plan which was last amended and restated by indenture effective as of July 1, 1995 (the "Plan"); and

     WHEREAS, the Primary Sponsor applied for a favorable determination letter from the Internal Revenue Service with respect to the July 1, 1995 restatement of the Plan; and

     WHEREAS, by letter dated November 21, 1996, the Internal Revenue Service conditioned its favorable determination as to the tax-qualified status of the Plan upon the Primary Sponsor's adopting of the provisions contained in this Amendment.

     NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan as follows:

     1. Section 4.1 of the Plan shall be deleted in its entirety and replaced with the following:

     "4.1  (a)   As soon as reasonably practicable following the date of
     withholding by the Plan Sponsor, if applicable, and receipt by the Trustee, Plan Sponsor contributions made on behalf of each Member under Plan Sections 3.1 and 3.2 (including forfeitures during the Plan Year used to reduce such contributions), and Voluntary Contributions and Rollover Amounts contributed by the Member, shall be allocated to the Employee Deferral Account, Matching Account, Voluntary Contribution Account and Rollover Account, respectively, of the Member on behalf of whom the contributions were made.

           (b) As of the last day of each Plan Year, Plan Sponsor contributions made under Plan Section 3.3 and forfeitures from Company Accounts shall be allocated to the Company Account of each Eligible Employee who is a Member who is employed by a Plan Sponsor on the last day of the Plan Year, or whose death or Retirement Date occurred during the Plan Year, in the proportion that the Member's Annual Compensation bears to the Annual Compensation of all Members entitled to an allocation under this Subsection (b).

           (c) As of December 31, 1994, Plan Sponsor contributions made under Plan Section 3.4 shall be allocated to the Employee Deferral Account of each Qualified Member in the proportion that the Qualified Member's Annual Compensation bears to the Annual Compensation of all Qualified Members entitled to an allocation under this Subsection (c)."


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     IN WITNESS WHEREOF, the Primary Sponsor has caused this amendment to be executed as of the date first above written.


                                          MEDAPHIS CORPORATION


                                          By:
                                             -----------------------------------
                                          Title:
                                                -------------------------------
ATTEST:

--------------------------------

Title:
      --------------------------

        [CORPORATE SEAL]




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